              [Letterhead of Thelen, Marrin, Johnson & Bridges LLP]
                                     May 5, 1997




The Loewen Group Inc.
4126 Norband Avenue
Burnaby, British Columbia  V5G 358
Canada

Ladies and Gentlemen:

    We have acted as United States counsel for The Loewen Group Inc., a corporation organized under the laws of British Columbia, Canada ("Loewen"), in connection with the preparation of the Registration Statement on Form S-3 (File Nos. 333-23747 and 333-23747-01) filed by Loewen and Loewen Group International, Inc., a Delaware corporation, with the Securities and Exchange Commission (the "SEC") on March 21, 1997, as subsequently amended (the "Registration Statement"), and a Prospectus Supplement relating to the Registration Statement respecting the offer by Loewen to issue and sell 10,000,000 of Loewen's Common shares without par value ("Common Shares").

    You have requested our opinion with respect to the accuracy of the discussions included in the Registration Statement under the heading "Certain U.S. Federal Tax Considerations."

    In our capacity as United States counsel for Loewen, we have been furnished with and have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Loewen, agreements and other instruments, certificates of officers and representative of Loewen, certificates of public officials and other documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. In making such examinations, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified copies or photocopies; (iv) the identity and capacity of all individuals acting or purporting to act as public officials;
(v) that all representations and statements set forth in the documents submitted to us are true and correct; and (vi) that all obligations imposed by any of the documents submitted to us are enforceable in accordance with their terms.

Loewen Group International, Inc.
May 5, 1997
Page 2


    We have also made such investigations and have reviewed such other documents as we have deemed necessary or appropriate under the circumstances, and have made such examinations of law as we have deemed appropriate for purpose of giving the opinions expressed herein.

    All capitalized terms used without definition in this letter have the same meanings as in the Registration Statement.

    Based on the foregoing, we are of the following opinion:

    The statements concerning United States taxation set forth in the Prospectus Supplement under the heading "Certain U.S. Federal Tax Considerations," to the extent that such statements represent matters of law or legal conclusions, describe the material United States federal income tax consequences expected to result from the acquisition, ownership and disposition of Common Shares who owns, directly or constructively, less than 10% of the voting stock of Loewen, subject, however, to the limitation set forth in the Registration Statement that the statements apply only to Common Shares held as capital assets and do not purport to address all aspects of federal income taxation or all tax considerations that may be relevant to all categories of potential purchasers.

    Our opinion is based on the Internal Revenue Code of 1986, as amended; applicable Treasury regulations thereunder; judicial decisions; administrative pronouncements; and existing and proposed Treasury Regulations, changes to any of which after the date of the Prospectus Supplement could apply on a retroactive basis and affect the consequences described in the Prospectus Supplement.

    We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We further consent to the use of our name under the heading "Certain United States Federal Tax Considerations" and "Legal Matters" in the prospectus filed with the SEC as a part of the Registration Statement.

                        Very truly yours,

                        /s/Thelen, Marrin, Johnson & Bridges LLP

                        THELEN, MARRIN, JOHNSON & BRIDGES LLP

JMM:rg
SF #211447 v1